EXHIBIT 4.01

                         MEDIUM-TERM NOTE - MASTER NOTE

                                          __________December 20, 2002__________
                                                   (Date of Issuance)




         ___________________Lehman Brothers Holdings Inc._____________
("Issuer"), a corporation organized and existing under the laws of the State of ______Delaware___________, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of Issuer (which records are maintained by Citibank, N.A. ("Paying Agent")) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

         This Master Note is a valid and binding obligation of Issuer.

         IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:                                _____Lehman Brothers Holdings Inc._______
                                                     (Issuer)
           __________________________   By: ___________________________________
                        (Signature)                   (Authorized Signature)

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
                                                    Citibank, N.A.
                                                    (Trustee)
                                                    By: _____________________
                                                        (Authorized Signature)



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         This Master Note evidences indebtedness of Issuer of a single Series
________A________________
(Series Designator)

and Rank senior, which are designated Lehman Notes, Series A, due Nine Months or More from the Date of Issue
(Secured/Unsecured/Senior/Junior/Subordinated/Unsubordinated)

(the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of____September 1, 1987___, as amended (the "Indenture"), duly executed and delivered by Issuer to Citibank, N.A. , as Trustee ("Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, any may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except as provided in the Indenture) to the principal amount of $_5,000,000,000___ designated as the Medium-Term Notes of Issuer Due 9 Months _or More_ From Date of Issue.

         No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

         At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

================================================================================

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
                (Name, Address, and Taxpayer Identification Number of Assignee) the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:                                    ______________________________________
                                                                  (Signature)

Signature(s) Guaranteed: NOTICE:  The   signature   on  this   assignment   must
                         correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.
================================================================================

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Reference is hereby made to the further provisions of this Master Note set forth in the Master Note Rider attached hereto.



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                          LEHMAN BROTHERS HOLDINGS INC.

                                      RIDER

                     TO MASTER NOTE DATED DECEMBER 20, 2002

                             LEHMAN NOTES, SERIES A

         This RIDER forms a part of and is incorporated into the Master Note dated December 20, 2002, of Lehman Brothers Holdings Inc. (the "Issuer") registered in the name of Cede & Co, or its registered assigns, evidencing the Issuer's Lehman Notes, Series A (the "Debt Obligations").

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS "MASTER NOTE") SET FORTH IN THE RECORDS OF THE ISSUER MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED DECEMBER 20, 2002, AND PROSPECTUS DATED JUNE 14, 2001 (EACH, AS IT MAY BE AMENDED OR SUPPLEMENTED, A "PRICING SUPPLEMENT") RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                  Section 1.  Defined Terms.

                  "Interest payment date", as used on the face of this Master Note, shall have the same meaning as "Interest Payment Date", as defined in the Indenture.

                  "Issuer", as used in this Master Note, shall have the same meaning as "Company", as defined in the Indenture.

                  "Principal payment date", as used on the face of this Master Note, shall have the same meaning as "Maturity", as defined in the Indenture.

                  All terms used but not defined in this Master Note are used herein as defined in the Indenture.

                  Section 2. General. This Note is one of a duly authorized series of Notes of the Issuer designated as the Lehman Notes, Series A. The Debt Obligations evidenced by this Master Note are one of an indefinite number of series of debt securities of the Company (herein called the "Securities") issued or issuable under and pursuant to the Indenture. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  Each Pricing Supplement shall specify the terms of a particular issuance of Debt Obligations that are not set forth, or are different from those set forth, in this Master Note, including, without limitation, the CUSIP Number, the aggregate principal amount of such issuance (the "Principal

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Amount"), the issue date, the interest rate per annum, the interest payment frequency, the first Interest Payment Date, the Maturity, whether optional redemption applies to the Debt Obligations, the terms of such optional redemption, if applicable, as set forth below, whether optional repayment applies to the Debt Obligations, the terms of such optional repayment, if applicable, as set forth below, and whether the Survivor's Option (as defined below) applies to the Debt Obligations. The terms in a Pricing Supplement may vary from and supersede the terms contained in this Master Note; if any terms in the applicable Pricing Supplement are inconsistent with this Master Note, the terms in the Pricing Supplement shall control.

                  The Issuer may, without the consent of the holders of the Debt Obligations, create and issue additional notes ranking equally with the Debt Obligations and otherwise similar in all respects, except for the issue date, issue price and the payment of interest accruing prior to the issue date of such additional notes, so that such further notes shall be consolidated and form a single issuance with the Debt Obligations; provided, however, that no additional notes can be issued if an Event of Default has occurred with respect to the Debt Obligations.

                  Section 3. Payments of Principal and Interest. Unless otherwise stated in the applicable Pricing Supplement, if the applicable Pricing Supplement provides for monthly interest payments, the Interest Payment Date shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Issue Date; if the applicable Pricing Supplement provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Issue Date; if the applicable Pricing Supplement provides for semiannual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Issue Date; and if the applicable Pricing Supplement provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Issue Date. Interest on a Debt Obligation shall be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or date of Maturity, as the case may be. In no event shall the interest rate of a Debt Obligation be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

                  Any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such date of Maturity, as the case may be, and no additional interest shall accrue as a result of such delayed payment.

                  Unless otherwise stated in the applicable Pricing Supplement, the interest so payable on any Interest Payment Date shall, subject to certain exceptions provided in the Indenture, be paid to the person in whose name a Debt Obligation is registered at the close of business on the fifteenth day preceding the Interest Payment Date (the "Regular Record Date"), whether or not a Business Day; provided, however, that, notwithstanding any provision of the Indenture to the contrary, interest payable on any date of Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that, unless otherwise specified in the applicable Pricing Supplement, in the case of a Debt Obligation initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

                  Section 4. Redemption. If so specified in the applicable Pricing Supplement, the Issuer may at its option redeem a Debt Obligation (i) in whole or from time to time in part, or (ii) in whole but not in part, (a) on or after the date designated as the initial Redemption Date in the applicable Pricing Supplement, or (b) on the specific date or dates specified in the applicable Pricing Supplement, at either a price based on a constant percentage of the Principal Amount of such Debt Obligation as specified in the applicable Pricing Supplement or at prices declining from the premium specified in the applicable Pricing Supplement, if any, to 100% of the Principal Amount specified in the applicable Pricing Supplement, together, in each case, with accrued interest to the Redemption Date. The Issuer may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, if less than all of the Debt Obligations with like tenor and terms to a Debt Obligation are to be redeemed, the Debt Obligations to be redeemed shall, in the case of Debt Obligations evidenced by this Master Note, be determined by the Depository and its direct and indirect participants in accordance with standing instructions and customary practices, and, in the case of certificated Debt Obligations, be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with the provisions of the Indenture.

                  Section 5. Sinking Funds. Unless otherwise specified in the applicable Pricing Supplement, no Debt Obligation shall be subject to any sinking fund.

                  Section 6. Optional Repayment. If so specified in the applicable Pricing Supplement, all or a specified part of a Debt Obligation shall be repayable prior to the Maturity Date at the option of the Holder on the date or dates specified in the applicable Pricing Supplement (each, an "Optional Repayment Date") at the price specified in the applicable Pricing Supplement (the "Optional Repayment Price"), together with accrued interest to the applicable Optional Repayment Date. If a Debt Obligation is in certificated form, in order for such Debt Obligation to be so repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) such Debt Obligation with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust issuer in the United States setting forth the name of the Holder hereof, the Principal Amount, the Principal Amount to be repaid, a description of the tenor and terms of such Debt Obligation, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Debt Obligation with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, fax or letter and such Debt Obligation and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repayment option shall be irrevocable. Unless otherwise stated in the applicable Pricing Supplement, the repayment option may be exercised by the Holder of a Debt Obligation with respect to less than the Principal Amount then outstanding; provided, however, that the Principal Amount of the Debt Obligation remaining outstanding after repayment is an authorized denomination.

                  Section 7. Survivor's Option. If so specified in the applicable Pricing Supplement, the Representative (defined below) of a deceased beneficial owner of a Debt Obligation shall have the option to elect to require repayment, in whole or from time to time in part, of such Debt Obligation following the death of the beneficial owner (a "Survivor's Option"). The Survivor's Option may not be exercised unless the Debt Obligation was acquired by the beneficial owner at least six months prior to the trustee's receipt of written request for repayment as provided below.

                  If the Survivor's Option is applicable to a Debt Obligation, upon the valid exercise of the Survivor's Option, the Issuer shall repay the Debt Obligation (or portion thereof), properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Debt Obligation under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in such Debt Obligation plus accrued interest to the date of such repayment, subject to the following limitations:

1. The Issuer may, in its sole discretion, (i) limit the aggregate principal amount of all Lehman Notes, without regard to series, as to which exercises of the Survivor's Option shall be accepted from all deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all Lehman Notes, without regard to series, as of the end of the most recent calendar year, or such greater amount as the Issuer in its sole discretion may determine for such calendar year, and (ii) limit the aggregate principal amount of Lehman Notes, without regard to series, as to which exercises of the Survivor's Option will be accepted in any calendar year from the authorized representative for any individual deceased beneficial owner to $250,000, or such greater amount as the Issuer in its sole discretion may determine for such calendar year (the "Individual Put Limitation").

2. The Issuer shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than the minimum authorized denomination, and, in the event that any partial exercise of the Survivor's

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Option or the limitations described in the preceding sentence would result in the partial repayment of any Debt Obligation, the principal amount of such Debt Obligation remaining Outstanding after repayment must be at least the minimum authorized denomination.

3. A valid exercise of the Survivor's Option with respect to any Debt Obligation (or portion thereof) may not be withdrawn.

                  Each Debt Obligation (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor's Option shall be accepted in the order of all such exercises that are received by the Trustee, except for any Debt Obligation (or portion thereof) the acceptance of which would contravene
(i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Debt Obligations (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Debt Obligations (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Debt Obligations (or portions thereof) were originally tendered. Any Debt Obligation (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Debt Obligation (or any portion thereof) tendered for repayment pursuant to a valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Security Register, that states the reason such Debt Obligation (or portion thereof) has not been accepted for payment.

                  In order for a Survivor's Option to be validly exercised with respect to any Debt Obligation (or portion thereof), the Trustee must receive from the Representative (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, (ii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Debt Obligation at the time of death and the interest in such Debt Obligation was acquired by the deceased beneficial owner at least six months prior to the Trustee's receipt of the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iii) if the interest in such Debt Obligation is held by a nominee or trustee of, custodian for, or another person in a similar capacity to, the deceased beneficial owner, evidence satisfactory to the Trustee from such nominee, trustee, custodian or similar person attesting to the deceased's beneficial ownership in such Debt Obligation, (iv) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Debt Obligations and the claimant's entitlement to payment, and (v) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Debt Obligation. Subject to the Issuer 's right hereunder to impose the Annual Put Limitation and the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor's Option shall be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

         The death of a person holding a beneficial ownership interest in a Debt
Obligation: (a) with any person in a joint tenancy with right of survivorship; or (b) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, shall be deemed the death of a beneficial owner of that note, and the entire principal amount of the Debt Obligation held in this manner shall be subject to repayment by the Issuer upon valid exercise of the Survivor's Option; provided, however, that the death of a person holding a beneficial ownership interest in a Debt Obligation as tenant in common with a person other than his or her spouse shall be deemed the death of a beneficial owner only with respect to the such deceased person's interests in the Debt Obligation, and only the deceased beneficial owner's percentage interest in the principal amount of the Debt Obligation shall be subject to repayment. If the ownership interest in a Debt Obligation is held by a nominee for a beneficial owner or by a custodian under the Uniform Gifts to Minors Act or Uniform Transfer to Minors Act, or by a trustee of a trust that is wholly revocable by the beneficial owner, or by a guardian or committee for a beneficial owner, the death of the beneficial owner of that Debt Obligation shall constitute the death of the beneficial owner for purposes of the Survivor's Option, if the beneficial ownership interest can be established to the satisfaction of the Trustee. In these cases, the death of the nominee, custodian, trustee, guardian or committee shall not be deemed the death of the beneficial owner of such Debt Obligation for purposes of the Survivor's Option.

                  Section 8. Principal Amount For Indenture Purposes. For the purpose of determining whether Holders of the requisite amount of Debt Obligations outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Master Note shall be deemed to be the aggregate principal amount outstanding of the Debt Obligations.

                  Section 9. Modification and Waivers. The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than the lawful currency of the United States of America, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the Maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Master Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Master Note and any Debt Obligations which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Master Note or such other Debt Obligations.

                  Section 10. Defeasance. The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on a Debt Obligation upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to all Debt Obligations.

                  Section 11. Authorized Form and Denominations. Unless otherwise set forth in the applicable Pricing Supplement, Debt Obligations shall be issued in denominations of $1,000 and any integral multiple of $1,000. Each Debt Obligation shall be represented by this Master Note.

                  In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Debt Obligations may be exchanged for an equal aggregate principal amount of Debt Obligations of like tenor and of other authorized denominations, except that Debt Obligations in global form shall not be exchangeable for Debt Obligations in definitive certificated form except as provided below.

                  Section 12. Registration of Transfer. If at any time the Depository notifies the Issuer that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Issuer may appoint a successor Depository. If (a) a successor depository for any Debt Obligations is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility or (b) the Issuer in its sole discretion decides to allow some or all Debt Obligations to be exchangeable for definitive securities in registered form, the Issuer shall issue, and the Trustee shall authenticate and deliver, Debt Obligations in definitive form in an aggregate principal amount equal to the Principal Amount of each such Debt Obligation, registered in the name or names of the person or persons specified by the Depository in a written instruction to the Security Registrar.

                  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of a Debt Obligation is registrable in the Security Register, upon surrender of such Debt Obligation for registration of transfer, at the Corporate Trust Office or other office or agency of the Issuer in a Place of Payment for such Debt Obligation, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Debt Obligations of this series of like tenor and of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of a Debt Obligation for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or of the Trustee may deem and treat the person in whose name such Debt Obligation is registered as the absolute owner hereof (whether or not such Debt Obligation shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on such Debt Obligation.

                  Section 13. Events of Default. If an Event of Default with respect to this Master Note shall occur and be continuing, the outstanding principal amount of this Master Note may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the aggregate applicable amounts of principal of this Master Note so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer's obligations in respect of the payment of the principal of and interest, if any, on this Master Note shall terminate.

                  Section 14. No Recourse Against Certain Persons. No recourse for the payment of the principal of, or premium, if any, or interest on this Master Note or any Debt Obligation, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in this Master Note or any Debt Obligation, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and of each Debt Obligation and as part of the consideration for the issue hereof and of each Debt Obligation, expressly waived and released.

                  Section 15. GOVERNING LAW. THIS MASTER NOTE AND THE DEBT OBLIGATIONS EVIDENCED BY IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                             LEHMAN NOTES, SERIES A
                            OPTION TO ELECT REPAYMENT


                  The undersigned owner of the Debt Obligation specified below hereby irrevocably elects to have the Issuer repay the principal amount of such Debt Obligation or portion thereof below designated at (i) the Optional Repayment Percentage multiplied by the principal amount of such Debt Obligation to be repaid in respect of such principal amount plus accrued interest to the Optional Repayment Date, if such Debt Obligation is to be repaid pursuant to the Optional Repayment provision described in Section 6 of the Master Note Rider. Any such election is irrevocable.


Dated:
      -----------------                              Signature
                                                     Sign exactly as name
                                                     appears on the front of
                                                     this Debt Obligation
                                                     [SIGNATURE GUARANTEED -
                                                     required only if Debt
                                                     Obligations are to be
                                                     issued and delivered to
                                                     other than the registered
                                                     Holder]


CUSIP No.:        __________
Interest rate:    __________
Maturity:         __________

Principal Amount to be                   Fill in for registration of
repaid, if amount to be                  Debt Obligations if to be issued
repaid is less than the                  therwise than to the registered Holder:
Principal Amount of this
Debt Obligation (Principal Amount           Name:
remaining must be an                       Address:
authorized denomination)
                                                     (Please print name
$                                                    and address including
 -----------------------                             zip code)



                                               SOCIAL SECURITY OR OTHER TAXPAYER
                                               ID NUMBER